Exhibit 24

POWER OF ATTORNEY

     I, the undersigned Director of Rockwell Collins, Inc., a Delaware corporation (the "Company"), hereby constitute GARY R. CHADICK, PATRICK E. ALLEN and MARSHA A. SCHULTE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and any amendments thereto.

Signature	Title	Date
/s/ Donald R. Beall	Director	November 15, 2011
Donald R. Beall

/s/ Anthony J. Carbone	Director	November 15, 2011
Anthony J. Carbone

/s/ Chris A Davis	Director	November 15, 2011
Chris A. Davis

/s/ Ralph E. Eberhart	Director	November 15, 2011
Ralph E. Eberhart

/s/ David Lilley	Director	November 15, 2011
David Lilley

/s/ Andrew J. Policano	Director	November 15, 2011
Andrew J. Policano

/s/ Cheryl L. Shavers	Director	November 15, 2011
Cheryl L. Shavers

/s/ Jeffrey L. Turner	Director	November 15, 2011
Jeffrey L. Turner